                                                                    EXHIBIT 20.1

                         MONTHLY SERVICER'S CERTIFICATE
                      First USA Bank, National Association
                       First NBC Credit Card Master Trust
                                  Series 1997-1

                  For the September 12, 2000 Determination Date
                           For the 37th Monthly Period

The undersigned, a duly authorized representative of First USA Bank, National Association, (the "Bank"), pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1997 by and and between the Bank, as successor Transferor and Servicer to Bank One Louisiana, N.A. (as successor to the First National Bank of Commerce ("First NBC")) and The Bank of New York, as Trustee, does hereby certify as follows:

1 Capitalized terms used in this Certificate have their respective meanings as set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

2 First USA Bank, National Association is Servicer under the Pooling and Servicing Agreement.

3  The undersigned is a Servicing Officer.

4 The date of this Certificate is September 12, 2000, which is a Determination Date under the Pooling and Servicing Agreement.

5 The aggregate amount of Collections processed during the preceding Monthly Period [equal to 5(a) plus 5(b)] was $125,853,756

   (a) The aggregate amount of Collections of Finance Charge Receivables collected during the preceding Monthly Period the Collections of Finance Charge Receivables $14,562,905

   (b) The aggregate amount of Collections of Principal Receivables collected during the preceding Monthly Period the Collections of Principal Receivables was $111,290,851

6 The aggregate amount of Receivables as of the end of the last day of the preceding Monthly Period was $913,487,574

7 Included is an authentic copy of the statements required to be delivered by the Servicer on the date of this Certificate to the Paying Agent pursuant to
   Article V.

8 To the knowledge of the undersigned, there are no liens on any Receivables in the Trust except as described below:

   None.

9 The amount, if any, by which the sum of the balance of the Excess Funding Account and the Aggregate Principal Receivables exceeds the Minimum Aggregate Principal Receivables required to be maintained pursuant to the Pooling and Servicing Agreement, is equal to $196,728,980

10 The amount, if any, of the withdrawal of the Specified Deposit from the Finance Charge Account required to be made by the Trustee pursuant to subsection 4.3(a) of the Pooling and Servicing Agreement on the related Transfer Date is $0.00

Monthly Servicer's Certificate
Page 2  (all amounts in dollars except percentages)


11  Monthly Period Trust Activity
(a) Trust Activity                                                  Total Trust
    =====================================================           ===========
    Beginning Aggregate Principal Receivables                       902,734,493
    Beginning Excess Funding Account Balance                                  0
    Beginning Total Principal Balance                               902,734,493
    Collections of Finance Charge Receivables                        14,562,905
    Discount Percentage                                                       0
    Discount Option Receivables Collections                                   0
    Net Recoveries                                                            0
    Total  Collections of Finance Charge Receivables                 14,562,905
    Total Collections of Principal Receivables                      111,290,851
    Net Default Amount                                                2,689,346
    Minimum Aggregate Principal Receivables Balance                 700,000,000
    Ending Aggregate Principal Receivables                          896,728,980
    Ending Excess Funding Account Balance                                     0
    Ending Total Principal Balance                                  896,728,980


(b) Series Allocations                                            Series 1997-1     Series 1998-1       All Series
    =====================================================       ====================================================================
    Group Number                                                              1                 2
    Investor Interest                                               300,000,000       400,000,000        700,000,000
    Adjusted Investor Interest                                      300,000,000       400,000,000        700,000,000
    Principal Funding Account Balance                                         0                 0                  0
    Minimum Transferor Interest                                                                           62,771,029

(c) Group I Allocations                                           Series 1997-1     Total Group I
    =====================================================       =========================================
    Investor Finance Charge Collections                               4,839,597         4,839,597

    Investor Monthly Interest                                         1,562,277         1,562,277
    Investor Monthly Fees (Servicing Fee)                               375,000           375,000
    Investor Default Amounts                                            893,733           893,733
    Investor Additional Amounts                                               0                 0
    Total                                                             2,831,011         2,831,011

    Reallocated Investor Finance Charge Collections                   4,839,597         4,839,597
    Available Excess                                                  2,008,587         2,008,587

12  Series 1997-1 Certificates

                                                                       Series 1997-1         All Other        Transferor's
(a) Investor/Transferor Allocations                   Trust               Interest            Series            Interest
    ================================================================================================================================
    Beginning Investor/Transferor Amounts         902,734,493            300,000,000       400,000,000        202,734,493
    Beginning Adjusted Investor Interest          902,734,493            300,000,000       400,000,000
    Floating Investor Percentage                   100.00000%             33.232363%        44.309817%
    Fixed Investor Percentage                        0.00000%               0.00000%          0.00000%
    Collections of Finance Chg. Receivables        14,562,905              4,839,597         6,452,797
    Collections of Principal Receivables          111,290,851             36,984,579        49,312,772
    Net Default Amount                              2,689,346                893,733         1,191,644

    Ending Investor/Transferor Amounts            896,728,980            300,000,000       400,000,000        196,728,980


 Monthly Servicer's Certificate
 Page 3  (all amounts in dollars except percentages)

                                                                                            Collateral
(b) Monthly Period Funding Requirements               Class A             Class B            Interest             Total
    ================================================================================================================================
    Principal Funding Account                                 0                      0                 0                  0
    Principal Funding Investment Proceeds                     0                      0                 0                  0
    Withdrawal from Reserve Account                           0                      0                 0                  0
    Available Reserve Account Amount                          0                      0                 0                  0
    Required Reserve Account Amount                           0                      0                 0                  0

    Coupon                                             6.15000%               6.35000%          7.21875%           6.24911%
    Floating Investor Percentage                      28.74599%               2.32627%          2.16010%          33.23236%
    Fixed Investor Percentage                                 0                      0                 0                  0
    Investor Monthly Interest                         1,329,938                111,125           121,215          1,562,277
    Overdue Monthly Interest                                  0                      0                 0                  0
    Additional Interest                                       0                      0                 0                  0
            Total Interest Due                        1,329,938                111,125           121,215          1,562,277
    Investor Default Amounts                            773,079                 62,561            58,093            893,733
    Investor Monthly Fees                               324,375                 26,250            24,375            375,000
    Investor Additional Amounts                               0                      0                 0                  0
            Total Due                                 2,427,392                199,936           203,683          2,831,011

                                                                                            Collateral
(c) Certificates - Balances and Distributions         Class A             Class B            Interest             Total
    ===========================================================================================================================
         Beginning Investor Interest                259,500,000             21,000,000        19,500,000        300,000,000
         Monthly Principal-Prin. Funding Account              0                      0                 0                  0
         Principal Payments                                   0                      0                 0                  0
         Interest Payments                            1,329,938                111,125           121,215          1,562,277
         Total Payments                               1,329,938                111,125           121,215          1,562,277
         Ending Investor Interest                   259,500,000             21,000,000        19,500,000        300,000,000

(d) Information regarding Payments in respect of the Class A Certificates
    (per $1,000 original certificate principal amount)
    1.  Total Payment                                                                                              5.125000
    2.  Amount of Payment in respect of Class A Monthly Interest                                                   5.125000
    3.  Amount of Payment in respect of Class A Overdue Monthly Interest                                                  0
    4.  Amount of Payment in respect of Class A Additional Interest                                                       0
    5.  Amount of Payment in respect of Class A Principal                                                                 0

(e) Class A Investor Charge-Offs/Reimbursement of Class A Investor Charge-Offs
    1.  Total amount of Class A Investor Charge-Offs                                                                      0
    2.  Amount of Class A Investor Charge-Offs per $1,000 original certificate principal amount                           0
    3.  Total amount reimbursed in respect of Class A Investor Charge-Offs                                                0
    4.  Amount reimbursed in respect of Class A Investor Charge-Offs per $1,000 original
        principal amount                                                                                                  0
    5.  The amount, if any, by which the outstanding Principal Balance of the Class A
        Certificates exceeds the Class A Adjusted Investor Interest after giving effect to all
        transactions on such Distribution Date                                                                            0

(f) Information regarding Payments in respect of the Class B Certificates
    (per $1,000 original certificate principal amount)
    1.  Total Payment                                                                                              5.291667
    2.  Amount of Payment in respect of Class B Monthly Interest                                                   5.291667
    3.  Amount of Payment in respect of Class B Overdue Monthly Interest                                                  0
    4.  Amount of Payment in respect of Class B Additional Interest                                                       0
    5.  Amount of Payment in respect of Class B Principal                                                                 0


 Monthly Servicer's Certificate
 Page 4  (all amounts in dollars except percentages)

(g) Amount of reductions in Class B Investor  Interest  pursuant to clauses
    (c), (d) and (e) of the definition of Class B Investor Interest
    1.  Amount of reductions in Class B Investor Interest                                                                0
    2.  Amount of reductions in Class B Investor Interest per $1,000 original certificate
        principal amount                                                                                                 0
    3.  Total amount reimbursed in respect of reductions of Class B Investor Interest                                    0
    4.  Amount reimbursed in respect of reductions of Class B Investor Interest per
        $1,000 original certificate principal amount                                                                     0
    5.  The amount, if any, by which the outstanding Principal Balance of the Class B
        Certificates exceeds the Class B Investor Interest after giving effect to all
        transactions on such Distribution Date                                                                           0

(h) Information regarding Distribution in respect of the Collateral Interest
    1.  Total distribution                                                                                        6.216146
    2.  Amount of distribution in respect of Collateral Monthly Interest                                          6.216146
    3.  Amount of distribution in respect of Collateral Overdue Interest                                                 0
    4.  Amount of distribution in respect of Collateral Monthly Principal                                                0

(i) Amount of reductions in Collateral Interest pursuant to clauses (c), (d) and (e)
    of the definition of Collateral Interest
    1.  Amount of reductions in Collateral Interest                                                                      0
    2.  Total amount reimbursed in respect of reductions of Collateral Interest                                          0

(j) Application of Reallocated Investor Finance Charge Collections
    1.  Class A Available Funds                                                                                  4,186,252

        a.  Class A Monthly Interest                                                                             1,329,938
        b.  Class A Overdue Monthly Interest                                                                             0
        c.  Class A Additional Interest                                                                                  0
        d.  Class A Servicing Fee                                                                                  324,375
        e.  Class A Investor Default Amount                                                                        773,079

        f.   Excess Spread                                                                                       1,758,860

    2.  Class B Available Funds                                                                                    338,772

        a.  Class B Monthly Interest                                                                               111,125
        b.  Class B Overdue Monthly Interest                                                                             0
        c.  Class B Additional Interest                                                                                  0
        d.  Class B Servicing Fee                                                                                   26,250

        e.  Excess Spread                                                                                          201,397

    3.  Collateral Holder Available Funds                                                                          314,574

        a.  Excess Spread                                                                                          314,574

    4.  Total Excess Spread                                                                                      2,274,831

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 Monthly Servicer's Certificate
 Page 5  (all amounts in dollars except percentages)

     (k) Application of Excess Spread and Excess Finance Charge Collections Allocated to Series 1997-1
          1.  Beginning Excess Spread                                                                                      2,274,831
          2.  Excess Finance Charge Collections                                                                                    0
          3.  Applied to fund Class A Required Amount                                                                              0
          4.  Unreimbursed Class A Investor Charge-Offs                                                                            0
          5.  Applied to fund Class B Required Amount                                                                         62,561
          6.  Reductions of Class B Investor Interest treated as Available Principal Collections                                   0
          7.  Applied to Collateral Monthly Interest and unpaid Collateral Monthly Interest                                  121,215
          8.  Applied to Collateral Interest Servicing Fee and any overdue Collateral Interest Servicing Fee                  24,375
          9.  Collateral Investor Default Amount treated as Available Principal Collections                                   58,093
         10. Reductions of Collateral Interest treated as Available Principal Collections                                          0
         11. Deposit to Reserve Account (if required)                                                                              0
         12. Applied to other amounts owed to Collateral Interest Holder                                                           0
         13. Balance to constitute Excess Finance Charge Collections for other series                                      2,008,587

     13  Trust Performance
     (a) Delinquencies
         1.  30-59 days                                                                                                   11,782,006
         2.  60-89 days                                                                                                    6,582,376
         3.  90 days and over                                                                                             10,696,939
         4.  Total 30+ days delinquent                                                                                    29,061,321

     (b) Base Rate
              a.  Current Monthly Period                                                                                    8.24911%
              b.  Prior Monthly Period                                                                                      8.21830%
              c.  Second Prior Monthly Period                                                                               8.26700%
     (c) Three Month Average Base Rate                                                                                      8.24480%

     (d) Portfolio Yield (gross portfolio yield less net defaults)
              a.  Current Monthly Period                                                                                   15.78346%
              b.  Prior Monthly Period                                                                                     14.39117%
              c.  Second Prior Monthly Period                                                                              13.86670%
     (e) Three Month Average Portfolio Yield                                                                               14.68044%

     (f) Excess Spread  Percentage
              a.  Current Monthly Period                                                                                    8.03435%
              b.  Prior Monthly Period                                                                                      6.67287%
              c.  Second Prior Monthly Period                                                                               6.09969%
     (g) Three Month Average Excess Spread Percentage                                                                       6.93564%

     (h) Monthly Payment Rate (total collections/beginning aggregate principal receivables)                                13.94139%

     (i) Portfolio Adjusted Yield                                                                                           7.53435%

         IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 12th day of September

                              First USA Bank, National Association, as Servicer

                              By:  /s/ Tracie Klein
                              -----------------------------------------
                              Name:  Tracie Klein
                              Title: First Vice President